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                                                                       EXHIBIT 5

                         [HOLLAND & HART LLP LETTERHEAD]


                               September 14, 2001


Exabyte Corporation
1685 38th Street
Boulder, CO  80301

             RE: REGISTRATION STATEMENT ON FORM S-4 OF EXABYTE CORPORATION FILED SEPTEMBER 14, 2001


Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by Exabyte Corporation ("Exabyte") of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of up to 10,000,000 shares of Exabyte's Common Stock, $.001 par value per share to be issued in a merger of a wholly-owned subsidiary of Exabyte into Ecrix Corporation ("Ecrix") (the "Offered Securities"). The outstanding shares of Ecrix capital stock will be converted in the merger into shares of Exabyte's common stock as provided in the Agreement and Plan of Merger dated August 22, 2001, between Exabyte, Ecrix and others (the "Merger Agreement").

         In connection with this opinion, we have examined Exabyte's Restated Certificate of Incorporation and Bylaws, each as amended to date, records of corporate proceedings with respect to the Offered Securities and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Offered Securities, when issued in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable.



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Exabyte Corporation
September 14, 2001
Page 2


         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                               Sincerely,

                                               /s/ Holland & Hart LLP

                                               Holland & Hart LLP
MRL:ari